Exhibit 99.1

FXCM Inc. Announces Fourth Quarter 2014 Results

Releases February 2015 Operating Metrics

Fourth Quarter 2014 Highlights:

•	U.S. GAAP revenues of $134.7 million, up 19% versus the same period in 2013 and up 16% from the third quarter 2014

•	U.S. GAAP net income attributable to FXCM Inc. of $15.8 million or $0.35 per fully diluted share versus $0.08 per fully diluted share for the same period in 2013 and $0.05 per fully diluted share in the third quarter 2014

•	Adjusted EBITDA of $40.8 million, up 53% versus the same period in 2013 and up 43% from the third quarter 2014

•	Net income on an adjusted basis of $16.1 million or $0.20 per fully exchanged, fully diluted share up 120% and 100% respectively versus the same period in 2013 and versus $8.4 million or $0.11 per share in the third quarter 2014

•	Adding back tax-effected amortization and stock based compensation, Net income on an adjusted basis would have been $0.27 per diluted share for the fourth quarter

Subsequent to Year-End:

•	On January 15th, 2015, FXCM customers generated negative equity balances owed to us of approximately $276 million due to the unprecedented volatility in the Swiss Franc

•	On January 16th, 2015, we entered into a $300 million financing transaction with Leucadia National Corporation

•	FXCM has since repaid $12 million of the facility and is in the process of disposing of non-core assets to further repay a portion of the debt

February 2015 Operating Metrics Highlights:

•	Retail customer trading volume(1) of $267 billion, 12% lower than February 2014

•	Institutional customer trading volume(1) of $162 billion, unchanged from February 2014

NEW YORK – March 12, 2015 – FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended December 31, 2014, U.S. GAAP revenues of $134.7 million, compared to $113.3 million for the quarter ended December 31, 2013, an increase of 19%. U.S. GAAP net income attributable to FXCM Inc. was $15.8 million for the fourth quarter 2014 or $0.35 per fully diluted share, compared to U.S. GAAP net income of $3.0 million or $0.08 per fully diluted share for the fourth quarter 2013.

For the twelve months ended December 31, 2014, U.S. GAAP revenues were $463.8 million, compared to $489.6 million for the twelve months ended December 31, 2013, a decrease of 5%. U.S. GAAP net income attributable to FXCM Inc. was $17.2 million for the twelve months ended December 31, 2014 or $0.39 per fully diluted share, compared to U.S. GAAP net income of $14.8 million or $0.44 per fully diluted share for the twelve months ended December 31, 2013, an increase of 16% and decrease of 11% respectively.

Adjusted EBITDA for the fourth quarter 2014 was $40.8 million, compared to $26.8 million for the fourth quarter 2013, an increase of 53%. Net income on an adjusted basis was $16.1 million or $0.20 per fully diluted, fully exchanged share for the fourth quarter 2014, compared to Net income on an adjusted basis of $7.3 million or $0.10 per fully diluted, fully exchanged share for the fourth quarter 2013, an increase of 120% and 100% respectively.

Adjusted EBITDA for the twelve months ended December 31, 2014 was $107.3 million, compared to $158.0 million for the twelve months ended December 31, 2013, a decrease of 32%. Net income on an adjusted basis was $28.2 million or $0.35 per fully diluted, fully exchanged share for the twelve months ended December 31, 2014, compared to $57.8 million or $0.76 per fully diluted, fully exchanged share for the twelve months ended December 31, 2013, a decrease of 51% and 54% respectively.

Adjusted EBITDA, Net income on an adjusted basis and Net income on an adjusted basis per fully diluted, fully exchanged share are Non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key operating metrics for February 2015 for its retail and institutional foreign exchange businesses. Monthly activities included:

February 2015 Operating Metrics

Retail Trading Metrics

•	Retail customer trading volume(1) of $267 billion in February 2015, 41% lower than January 2015 and 12% lower than February 2014.
•	Average retail customer trading volume(1) per day of $13.3 billion in February 2015, 38% lower than January 2015 and 13% lower than February 2014.
•	An average of 513,931 retail client trades per day in February 2015, 22% lower than January 2015 and 28% higher than February 2014.
•	Tradeable accounts(2) of 222,719 as of February 28, 2015, a decrease of 360, or 0.2%, from January 2015, and an increase of 31,997,or 17%, from February 2014.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $162 billion in February 2015, 36% lower than January 2015 and unchanged from February 2014.
•	Average institutional trading volume(1) per day of $8.1 billion in February 2015, 33% lower than January 2015 and unchanged from February 2014.
•	An average of 31,242 institutional client trades per day in February 2015, 13% lower than January 2015 and 11% lower than February 2014.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1) Volume that FXCM customers traded in period is translated into US dollars.

(2) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Operating Metrics

	(Unaudited)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change

Total retail trading volume ($ in billions)	$1,366	$895	53%	$4,049	$4,068	0%

Total institutional trading volume ($ in billions)	$1,056	$515	105%	$3,079	$2,022	52%

Total active accounts	190,377	183,679	4%	190,377	183,679	4%

Trading days in period	64	64	0%	258	258	0%

Daily average trades	590,572	378,316	56%	439,362	437,947	0%

Daily average trades per active account	3.1	2.1	48%	2.3	2.4	-4%

Retail trading revenue per million traded	$69	$93	-26%	$84	$90	-7%

Total customer equity ($ in millions)	$1,331.7	$1,190.9	12%	$1,331.7	$1,191.0	12%

Conference Call

As previously announced, the Company will host a conference call to discuss the results at 4:45 p.m. (EDT). This conference call will be available to domestic participants by dialing 877.445.4603 and 443.295.9270 for international participants. The conference ID number is 96698309.

A live audio webcast, a copy of FXCM's earnings release, and presentation slides for this conference call will be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and the impact to FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of its agreements with Leucadia, risks related to its dependence on FX market makers, market conditions and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, and in other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (forex) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world’s largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Contacts

Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications and Investor Relations
jklein@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues
Retail trading revenue	$93,813	$82,989	$338,035	$365,285
Institutional trading revenue	30,845	21,790	103,199	103,994
Trading revenue	124,658	104,779	441,234	469,279

Interest income	632	728	2,525	2,614
Brokerage interest expense	(255)	(71)	(714)	(258)
Net interest income	377	657	1,811	2,356

Other income	9,640	7,907	20,712	17,953
Total net revenues	134,675	113,343	463,757	489,588

Operating Expenses

Compensation and benefits	25,433	26,541	111,716	105,470
Allocation of income to Lucid members for services provided	2,635	3,290	9,406	21,290
Total compensation and benefits	28,068	29,831	121,122	126,760
Referring broker fees	24,235	19,750	80,850	84,231
Advertising and marketing	4,014	7,278	22,666	27,091
Communication and technology	10,712	10,210	48,396	38,441
Trading costs, prime brokerage and clearing fees	9,571	7,113	33,828	30,821
General and administrative	13,910	14,387	62,808	68,230
Depreciation and amortization	14,152	16,425	54,945	53,729
Total operating expenses	104,662	104,994	424,615	429,303
Total operating income	30,013	8,349	39,142	60,285
Other Expense
Loss on equity method investments, net	398	24	1,308	752
Interest on borrowings	3,065	2,697	12,186	7,673
Income before income taxes	26,550	5,628	25,648	51,860
Income tax provision	4,353	231	6,001	17,024
Net income	22,197	5,397	19,647	34,836
Net income attributable to non-controlling interest in FXCM Holdings, LLC	7,204	3,660	8,960	24,850
Net loss attributable to other non-controlling interests	(767)	(1,233)	(6,464)	(4,846)
Net income attributable to FXCM Inc.	$15,760	$2,970	$17,151	$14,832

Weighted average Class A shares outstanding - Basic	44,150	38,085	41,637	32,789
Weighted average Class A shares outstanding - Diluted	45,511	39,055	44,010	33,957

Net income per Class A Share
Basic	$0.36	$0.08	$0.41	$0.45
Diluted	$0.35	$0.08	$0.39	$0.44

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of December 31, 2014 and December 31, 2013

(Amounts in thousands except share data)

	(Unaudited)
	December 31,	December 31,
	2014	2013

Assets

Current assets
Cash and cash equivalents	$338,814	$365,245
Cash and cash equivalents, held for customers	1,331,723	1,190,880
Restricted time deposits	3,336	-
Trading securities	26	-
Due from brokers	37,298	5,450
Accounts receivables, net	10,481	9,953
Deferred tax asset	9,923	11,910
Notes receivable	-	5,992
Tax receivable	2,446	3,861
Total current assets	1,734,047	1,593,291

Restricted time deposits	5,005	-
Deferred tax asset	179,698	166,576
Office, communication and computer equipment, net	48,194	49,165
Goodwill	323,887	307,936
Other intangible assets, net	57,567	76,713
Notes receivable	9,381	5,950
Other assets	29,648	24,316
Total assets	$2,387,427	$2,223,947

Liabilities and Stockholders' Equity

Current liabilities
Customer account liabilities	$1,331,723	$1,190,880
Accounts payable and accrued expenses	56,039	69,697
Credit agreement	25,000	-
Notes payable	-	9,800
Due to brokers	16,313	8,652
Securities sold, not yet purchased	4,239	-
Due to related parties pursuant to tax receivable agreement	5,352	18,588
Total current liabilities	1,438,666	1,297,617
Deferred tax liability	2,835	3,687
Due to related parties pursuant to tax receivable agreement	145,224	131,670
Senior convertible notes	151,578	146,303
Other liabilities	6,108	9,289
Total liabilities	1,744,411	1,588,566

Commitments and Contingencies

Stockholders' Equity
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 47,889,964 and 44,664,884 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	479	447
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 34 and 41 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	273,708	245,426
Retained earnings	22,379	16,352
Accumulated other comprehensive loss	(11,879)	(5,344)
Total stockholders' equity, FXCM Inc.	284,688	256,882
Non-controlling interests	358,328	378,499
Total stockholders' equity	643,016	635,381
Total liabilities and stockholders' equity	$2,387,427	$2,223,947

A-2

Non-GAAP Financial Measures

We use Non-GAAP financial measures to evaluate our operating performance, as well as the performance of individual employees. Management believes that the disclosed Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures are useful to investors to compare FXCM's results across several periods and facilitate an understanding of FXCM's operating results. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies.

Adjusted Non-GAAP results begin with information prepared in accordance with U.S. GAAP, adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC (“Holdings”) for shares of Class A common stock of FXCM Inc. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Non-GAAP and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of Holdings for FXCM Inc. Class A Shares. As a result of the exchange of Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all Holdings units.

2.	Compensation Expense. Adjustments have been made to eliminate expense relating to stock based compensation relating to the Company’s IPO, costs associated with the negotiation of an employee contract, as well as costs associated with the acquisition of V3 Markets, LLC. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

3.	Lucid Minority Interest/Compensation Expense. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided. Adjustments have been made to reclassify this allocation of Lucid's earnings attributable to non-controlling members to “Net (loss) income attributable to other non-controlling interests”. The Company's management believes that this reclassification provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income as reported by the Company.

4.	Acquisition Costs/Income. Adjustments have been made to eliminate certain acquisition related costs/income. Given the nature of these items, they are not viewed by management as expenses/income incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these items.

A-3

5.	Regulatory Costs. Adjustments have been made to eliminate certain costs (including client reimbursements) associated with ongoing discussions and settling certain regulatory matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

6.	Income Taxes. Prior to the IPO, FXCM was organized as a series of limited liability companies and foreign corporations, and even following the IPO, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates. This assumption is consistent with the assumption that all of Holdings units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, adjusted income tax provision reflects the tax effect of any Non-GAAP adjustments.

A-4

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Financial Measures(1)
	Three Months Ended December 31,
	2014			2013
	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures

Net revenues(2)	$134,675	$(7,103)	$127,572	$113,343	$(5,750)	$107,593

Compensation and benefits(3)	$28,068	$(4,147)	$23,921	$29,831	$(5,843)	$23,988

General and administrative(4)	$13,910	$-	$13,910	$14,387	$(1,908)	$12,479

Depreciation and amortization(5)	$14,152	$-	$14,152	$16,425	$(3,454)	$12,971

Total operating income	$30,013	$(2,956)	$27,057	$8,349	$5,455	$13,804

Income before income taxes	$26,550	$(2,956)	$23,594	$5,628	$5,455	$11,083

Income tax provision(6)	$4,353	$1,245	$5,598	$231	$1,480	$1,711

Net income	$22,197	$(4,201)	$17,996	$5,397	$3,975	$9,372

Net income attributable to non-controlling interest in FXCM Holdings, LLC(7)	$7,204	$(7,204)	$-	$3,660	$(3,660)	$-

Net (loss) income attributable to other non-controlling interests(8)	$(767)	$2,635	$1,868	$(1,233)	$3,290	$2,057

Net income attributable to FXCM Inc.	$15,760	$368	$16,128	$2,970	$4,345	$7,315

Diluted weighted average shares outstanding as reported and Non-GAAP fully exchanged, fully diluted weighted average shares outstanding(9)	45,511		80,370	39,055		76,887

Diluted net income per share as reported and adjusted Non-GAAP net income per fully exchanged, fully diluted weighted average shares outstanding	$0.35	$(0.15)	$0.20	$0.08	$0.02	$0.10

A-5

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Financial Measures(1)
	Twelve Months Ended December 31,
	2014			2013
	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures	GAAP Basis As Reported	Non-GAAP Adjustments	Non-GAAP Measures

Net revenues(2)	$463,757	$(11,136)	$452,621	$489,588	$(5,750)	$483,838

Compensation and benefits(3)	$121,122	$(17,557)	$103,565	$126,760	$(33,579)	$93,181

Communication and technology(10)	$48,396	$(206)	$48,190	$38,441	$-	$38,441

General and administrative(4)	$62,808	$(7,860)	$54,948	$68,230	$(16,908)	$51,322

Depreciation and amortization(5)	$54,945	$(1,097)	$53,848	$53,729	$(3,454)	$50,275

Total operating income	$39,142	$15,584	$54,726	$60,285	$48,191	$108,476

Income before income taxes	$25,648	$15,584	$41,232	$51,860	$48,191	$100,051

Income tax provision(6)	$6,001	$3,761	$9,762	$17,024	$8,783	$25,807

Net income	$19,647	$11,823	$31,470	$34,836	$39,408	$74,244

Net income attributable to non-controlling interest in FXCM Holdings, LLC(7)	$8,960	$(8,960)	$-	$24,850	$(24,850)	$-

Net (loss) income attributable to other non-controlling interests(8)	$(6,464)	$9,696	$3,232	$(4,846)	$21,290	$16,444

Net income attributable to FXCM Inc.	$17,151	$11,087	$28,238	$14,832	$42,968	$57,800

Diluted weighted average shares outstanding as reported and Non-GAAP fully exchanged, fully diluted weighted average shares outstanding(9)	44,010		79,792	33,957		76,361

Diluted net income per share as reported and adjusted Non-GAAP net income per fully exchanged, fully diluted weighted average shares outstanding	$0.39	$(0.04)	$0.35	$0.44	$0.32	$0.76

A-6

(1) The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2) Represents the elimination of a $7.4 million benefit in 2014 ($0.3 million Q3 2014 & $7.1 million Q4 2014) and a $1.2 million charge in Q4 2013 attributable to the remeasurement of our tax receivable agreement liability to reflect a revised effective tax rate and the elimination of a $3.7 million and $6.9 million benefit recorded to reduce the contingent consideration related to the Faros acquisition in Q1 2014 and Q4 2013 respectively.

(3) Represents the elimination of stock-based compensation associated with the IPO, expense of $3.5 million connected to the renegotiation of an employment contract in Q3 2013, the elimination of V3 acquisition costs in Q1 2014 and the reclassification of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes to Net (loss) income attributable to other non-controlling interests.

(4) Represents the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines in 2014 & 2013, the charge related to put option payments for Online Courses in 2014 (Q2 2014 $1.3 million and Q3 2014 $2.3 million) and the elimination of V3 acquisition costs in Q1 2014.

(5) Represents a $1.1 million and $3.5 million impairment charge to write down the value of an electronic foreign exchange trading platform in Q3 2014 and Q4 2013 respectively.

(6) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 23.7% and 15.4% for the three months ended December 31, 2014 and 2013, respectively, and 23.7% and 25.8% for the twelve months ended December 31, 2014 and 2013, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders’ Holdings units for shares of Class A common stock of FXCM Inc. and reflects the tax effect of any Non-GAAP adjustments.

(7) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of Holdings (excluding FXCM Inc.), as if the unitholders had fully exchanged their Holdings units for shares of Class A common stock of FXCM Inc.

(8) Represents the reclassification of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes to Net (loss) income attributable to other non-controlling interests and the impact of other Non-GAAP adjustments impacting non-controlling interests.

(9) Assumed exchange of Holdings units for FXCM Inc. Class A shares. As a result of the exchange of Holdings units, the non-controlling interest related to these units is converted to controlling interest.

(10) Represents the elimination of V3 acquisition costs in Q1 2014.

A-7

FXCM Inc.

Reconciliation of Non GAAP Adjusted Net Income to Adjusted EBITDA

(In thousands)

(Unaudited )

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Non-GAAP adjusted net income	$16,128	$7,315	$28,238	$57,800
Depreciation and amortization	14,152	12,971	53,848	50,275
Interest on borrowings	3,065	2,697	12,186	7,673
Income tax provision	5,598	1,711	9,762	25,807
Net income attributable to other non-controlling interests	1,868	2,057	3,232	16,444
Adjusted EBITDA	$40,811	$26,751	$107,266	$157,999

A-8

FXCM Inc.

Reconciliation of Non-GAAP Measures to Non GAAP adjusted net income excluding other stock compensation and amortization

(In thousands)

(Unaudited )

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013

Non-GAAP adjusted net income	$16,128		$7,315		$28,238		$57,800
All other stock compensation	1,297		1,467		5,166		5,128
Amortization of intangibles	7,846		6,906		29,774		27,902
Amortization of debt discount	1,342		1,260		5,276		2,904
Non-Controlling interest adjustment related to the above adjustments	(3,358)		(3,265)		(13,357)		(12,376)
Tax adjustments related to the above	(1,598	)(1)	(920	)(1)	(6,151	)(1)	(5,493	)(1)
Non-GAAP adjusted net income excluding other stock compensation and amortization	$21,657		$12,763		$48,946		$75,865

GAAP Weighted average Class A shares outstanding - Diluted	45,511		39,055		44,010		33,957
FXCM Holdings Conversion	34,859	(2)	37,832	(2)	35,782	(2)	42,404	(2)
Non-GAAP Weighted average shares outstanding - Diluted	80,370		76,887		79,792		76,361

Non-GAAP adjusted net income per Adjusted Non GAAP share - diluted	$0.20		$0.10		$0.35		$0.76
Non-GAAP Adjusted Net Income excluding other stock compensation and amortization per Adjusted Non GAAP Share - Diluted	$0.27		$0.17		$0.61		$0.99

(1) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 23.7% and 15.4% for the three months ended December 31, 2014 and 2013, respectively, and 23.7% and 25.8% for the twelve months ended December 31, 2014 and 2013, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders’ Holdings units for shares of Class A common stock of FXCM Inc. and reflects the tax effect of any Non GAAP adjustments.

(2) Diluted shares assuming all unitholders had fully exchanged their Holdings units for shares of Class A common stock of FXCM Inc.

A-9